UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2008

MONTAVO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29397	33-0619528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4957 Lakemont Blvd. SE,
C-4 Suite # 239
Bellevue, WA 98006
(Address of principal executive offices)

(949) 489-2400
(Registrant's telephone number, including area code)

North Coast Partners, Inc.

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Asset Acquisition Transaction

On August 28, 2008, Montavo, Inc., a Delaware corporation formerly known as North Coast Partners, Inc. (the “Registrant”), and Mel Venkateswaran executed an asset sale and assignment agreement (the “Agreement”). Pursuant to the Agreement, the Registrant purchased certain music and song rights, entitlements and related property rights (the “Acquired Assets”) from Mr. Venkateswaran and, as consideration, delivered a convertible promissory note dated August 28, 2008 (the “Note”) in the principal amount of $50,000 to Mr. Venkateswaran. The Note bears interest at the rate of 5% per annum and matures on the earlier of (i) August 27, 2009 or (ii) the date on which Mr. Venkateswaran informs the Registrant that the Note is due and payable. The principal amount of the Note and accrued and unpaid interest may be converted, at Mr. Venkateswaran’s option, into shares of the Registrant’s common stock at a conversion price equal to $0.50 per share.

Mr. Venkateswaran served as the Registrant’s chief executive officer until November 6, 2007 and as a member of the Registrant’s board of directors until December 14, 2007. The Registrant and Mr. Venkateswaran determined the amount of consideration paid for the Acquired Assets in negotiations and acknowledged, in the Agreement, that the asset value of the Acquired Assets could well exceed $100,000, but agreed to a lower purchase price in light of the need for the Registrant to expend efforts moving forward as to the use of the Acquired Assets.

The forgoing descriptions of the Agreement and the Note are qualified in their entirety by reference to the Agreement and the Note, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On August 28, 2008 the Registrant issued the Note to Mr. Venkateswaran as consideration for the Acquired Assets, pursuant to the terms of the Agreement. The Note was issued without registration pursuant to an exemption from the registration requirements of the Securities Act of 1933 in reliance on Section 4(2) thereof, as transactions by an issuer not involving a public offering. Mr. Venkateswaran agreed that the shares issuable upon conversion of the Note would be subject to the standard restrictions applicable to a private placement of securities under applicable state and federal securities laws, and an appropriate legend was affixed to the Note certificate issued to Mr. Venkateswaran. Mr. Venkateswaran received adequate information about the Registrant or had access, through his relationship with the Registrant, to such information.

Section 8 – Other Events

Item 8.01 Other Events.

On August 25, 2008, the Registrant held a special meeting (the “Meeting”) of shareholders, pursuant to a proxy statement that it filed with the Securities and Exchange Commission and had furnished to holders of record of the outstanding shares of its common stock as of June 27, 2008.

On June 27, 2008 (the “Record Date”), there were 12,720,000 shares of the Registrant’s common stock issued and outstanding. 8,497,500 shares of the Registrant’s common stock were represented at the Meeting in person or by proxy, which shares constituted 66.8 % of the issued and outstanding shares of common stock as of the Record Date, and therefore a quorum was present.

At the Meeting, the Registrant presented the following proposals to the shareholders:

To approve a proposal to amend the Registrant’s Certificate of Incorporation for the purpose of changing the name of the Registrant to Montavo, Inc.

For	Against	Abstained
8,497,500	0	0

Accordingly the proposal was approved.

To approve a proposal to amend the Registrant’s Certificate of Incorporation for the purpose of increasing the number of authorized common stock from 20,000,000 to 100,000,000.

For	Against	Abstained
8,497,500	0	0

Accordingly the proposal was approved.

To approve a proposal to amend the Registrant’s Certificate of Incorporation for the purpose of increasing the number of authorized preferred stock from 1,000,000 to 5,000,000.

For	Against	Abstained
7,347,000	0	0

Accordingly the proposal was approved.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 3.1.1	Certificate of Amendment to the Certificate of Incorporation of North Coast Partners, Inc.

	Exhibit 10.3	Asset Sale and Assignment Agreement, dated August 28, 2008, between Mel Venkateswaran and North Coast Partners, Inc.

	Exhibit 10.4	Convertible Promissory Note, dated August 28, 2008, made by North Coast Partners, Inc. in favor of Mel Venkateswaran.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2008

MONTAVO, INC.

	By:	/s/ Brook W. Lang

	Name:	Brook W. Lang

	Title:	Chief Executive Officer